Exhibit 3.5
CERTIFICATE OF FORMATION
OF
SPECTRA ENERGY PARTNERS GP, LLC
          This Certificate of Formation, dated March 19, 2007, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.
          1. Name. The name of the Company is:
Spectra Energy Partners GP, LLC
          2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801.
          The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801.
          EXECUTED as of the date written first above.

Spectra Energy Transmission, LLC, its sole member
By:	/s/ C. Gregory Harper
C. Gregory Harper
Authorized Person